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                                                                   Exhibit 10(u)


[RAINBOW TECHNOLOGIES LOGO]

EMPLOYMENT AGREEMENT between Rainbow Technologies, Inc., (the "Corporation"), and Wang Chan (the "Executive"), dated this 20th day of December 2002.

                             W I T N E S S E T H :

      WHEREAS, the Corporation desires to engage Executive to perform services for the Corporation, and the Executive desires to perform such services, on the terms and conditions herein set forth.

      NOW THEREFORE, in consideration of the premises and mutual covenants herein contained, it is hereby agreed by and between the Corporation and the Executive as follows:

      1. AT-WILL EMPLOYMENT. Executive understands that this Agreement will also constitute a written at-will contract that will govern Executive's employment with the Company. Executive specifically agrees that Executive's employment is not for a specified term and is rather at the mutual consent of Executive and the Corporation. Executive's employment is strictly at-will, and Executive may be discharged with or without cause at any time. Notwithstanding any other writing, Executive understands that Executive is not employed for any specified term. Executive may be transferred with mutual agreement by the Executive and the President of the Corporation. Executive's at-will employment status may be changed only if there is a written agreement to the contrary signed by both Executive and by the President of the Corporation. Executive understands that no oral agreement or statement of any kind can alter Executive's at-will contractual status. This at-will contract is the entire agreement between Executive and the Corporation regarding Executive's employment term.

      2. POSITION AND DUTIES. The Executive shall be employed in the business of the Corporation. As of the date of this Agreement, Executive's duties include those duties Executive is currently performing as Vice President of the Corporation. Notwithstanding the duties as described above, Executive agrees that his duties may be, from time to time, revised or modified by the President of the Corporation. The Executive agrees to devote his full business time during normal business hours to the business and affairs of the Corporation and to use his best efforts to perform faithfully and efficiently the assigned responsibilities hereunder.

      3. COMPENSATION AND BENEFITS.

      3.1 BASE SALARY. The Corporation will pay Executive a base salary ("Base Salary"), which will be paid in accordance with the payroll practices of the Corporation.

      3.2 ANNUAL BONUS. In addition to Base Salary, the Executive shall have an opportunity to earn an annual management bonus ("Annual Bonus") as established by the Corporation.

      3.3 INCENTIVE, RETIREMENT AND SAVINGS PLAN. In addition to the Base Salary and Annual Bonus, the Executive shall be entitled to participate in incentive and retirement plans and programs ("Incentives"), if any, and as established by the Corporation provided Executive meets the eligibility requirements.

      3.4 BENEFIT PLANS. The Executive and/or Executive's spouse and dependents, as the case may be, shall be entitled to all benefits under all medical, dental, vision, disability, executive life, group life, accidental death and travel accident insurance plans and programs ("Benefit Plans"), if any, and as established by the Corporation provided the Executive meets the eligibility requirements.

      3.5 FRINGE BENEFITS. The Executive and/or Executive's spouse and dependents, as the case may be, shall be entitled to fringe benefits ("Fringe Benefits"), if any, and as established by the Corporation provided the Executive meets the eligibility requirements.

      3.6 VACATION. The Executive shall be entitled to paid vacation in accordance with the policies established from time to time by the Corporation
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      4. EXPENSES. The Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred or expended by the Executive in fulfillment of the duties hereunder. Executive shall provide documentation of such expenses in accordance with the procedures established from time to time by the Corporation.

      5. TERMINATION.

      5.1 DEATH. The Executive's employment shall terminate automatically upon the Executive's death ("Death").

      5.2 DISABILITY. The Corporation may terminate the Executive's employment, after having established the Executive's "Disability" (as defined below), by giving to the Executive notice of its intention to terminate Executive's employment effective on the 90th day after such notice (the "Disability Effective Date") if within such 90-day period the Executive fails to return to full-time performance of his duties. For purposes of this Agreement, "Disability" means a disability which, after the expiration of more than 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Corporation or the insurers providing disability insurance to the Company and consented to by the Executive or Executive's legal representative (such consent not to be withheld unreasonably).

      5.3 CAUSE. The Corporation may terminate the Executive's employment for Cause ("Cause"). For purposes of this Agreement, "Cause" means (i) an act or acts of dishonesty on the Executive's part which result in or are intended to result in Executive's substantial personal enrichment at the expense of the Corporation or (ii) repeated violations by the Executive of Executive's obligations under Article 2 of this Agreement, which violations are demonstrably willful and deliberate on the Executive's part and which were intended to result in or have resulted in material injury to the Corporation.

      5.4 WITHOUT CAUSE. The President or member of the Corporation's Board of Directors may terminate the Executive's employment without cause ("Without Cause") upon 30 days notice.

      5.5 GOOD REASON. The Executive may terminate his/her employment for Good Reason ("Good Reason"). For purposes of this Agreement, "Good Reason" is defined as set forth in Articles 5.5.1 through 5.5.3 below.

            5.5.1 ADVERSE CHANGE. Without the express written consent of the Executive, (i) the assignment to the Executive of any duties inconsistent in any substantial respect with the Executive's position, authority or responsibilities as contemplated by Article 2 of this Agreement, or (ii) any other substantial adverse change in such position including titles, authority or responsibilities.

            5.5.2 FAILURE TO COMPLY. Any failure by the Corporation to comply with any of the provisions of Article 3 of this Agreement, other than an insubstantial and inadvertent failure remedied by the Corporation promptly after receipt of notice thereof given by the Executive.

            5.5.3 FAILURE TO ASSUME. Any failure by the Corporation to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Article 10.

            5.5.4 DETERMINATION OF GOOD REASON. For the purposes of this Agreement, any final determination of "Good Reason" shall be made solely by the Corporation's independent auditors.

            5.5.5 GOOD FAITH. In the event that the Executive shall in good faith give a "Notice of Termination," as hereinafter defined in paragraph 5.8 hereof, for Good Reason and it shall thereafter be determined that Good Reason and it shall thereafter be determine that Good Reason did not exist, the employment of the Executive shall, unless the Corporation and the Executive shall otherwise mutually agree, be deemed to have terminated at the date of the giving of such purported Notice of Termination. In such event, the Executive shall be deemed to
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have elected Voluntary Retirement and shall be entitled to receive only those payments and benefits which he would have been entitled to receive at such date under Article 6.3 of this Agreement.

      5.6 RESIGNATION. At any time after the effective date of the Agreement, the Executive may terminate his employment by electing resignation ("Voluntary Resignation").

      5.7 NOTICE OF TERMINATION. Any termination by the Corporation shall be communicated by Notice of Termination to the other party hereto given in accordance with Article 11. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date of this Agreement which date shall be in accordance with the specific termination provision in this Agreement relied upon.

      5.8 DATE OF TERMINATION. Notwithstanding any contrary provision contained in this Agreement, (i) if the Executive is terminating this Agreement in order to elect Voluntary Resignation, the Date of Termination shall not be the date of receipt of such Notice of Termination but shall be a date specified therein, which date shall be neither less than 30 days nor greater than 90 days after giving such Notice of Termination; (ii) if the Executive's employment is terminating due to Disability, the Date of Termination shall be the Disability Effective Date; (iii) if the Executive's employment terminates due to the Executive's death, the Date of Termination shall be the date of death; and (iv) if the Executive's employment is terminated Without Cause, the Date of Termination shall not be the date of receipt of such Notice of Termination but shall be a date specified therein, which date shall be not less than 30 days after giving such Notice of Termination.

      6. OBLIGATIONS OF THE CORPORATION UPON TERMINATION.

      6.1 DEATH. If the Executive's employment is terminated by reason of the Executive's death, except as described in the next sentence, this Agreement shall terminate without further obligations to the Executive's legal representatives under this Agreement other than those obligations accrued hereunder at the date of Executive's death. Anything in this Agreement to the contrary notwithstanding, the Executive's spouse and dependents shall be entitled to continue to receive the benefits under Benefit Plans and Fringe Benefits through the Term of this agreement.

      6.2 CAUSE. If the Executive's employment shall be terminated for Cause, the Corporation shall pay the Executive his Base Salary and any other accrued obligations through the Date of Termination. The Corporation shall have no further obligations to the Executive under this Agreement.

      6.3 VOLUNTARY RESIGNATION. The Corporation shall have no further obligation to the Executive under this Agreement. If the Executive elects Voluntary Resignation. The Corporation shall pay the Executive his Base Salary and any other accrued obligations through the Date of Termination.

      6.4 GOOD REASON, WITHOUT CAUSE AND DISABILITY. If the Corporation shall terminate the Executive's employment either Without Cause or for Disability;

            6.4.1 PAYMENTS. The Corporation shall pay to the Executive the aggregate of the amounts determined pursuant to Articles 6.4.1 (i) and 6.4.1(ii):

            (i) if not already paid, the Executive's Base Salary and accrued obligations through the Date of Termination, to be paid within 30 days after the Date of Termination;

            (ii) 100% of the Executive's "Base Amount." Base Amount is the highest three year average of the aggregate of the Executive's Annual Base Salary, Commissions (if applicable) and Annual Bonus paid or due to Executive in the last five fiscal years prior to the year in which termination occurred.
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Said 100% of the Base Amount shall be paid to the Executive in 12 equal monthly installments commencing within 30 days after the Date of Termination.

            6.4.2 STOCK OPTIONS. All stock options and stock appreciation rights, if any, granted to the Executive, which are not exercisable at the Date of Termination, shall become fully exercisable as of the Date of Termination. Options not exercised within 90 days from Date of Termination will expire.

            6.4.3 BENEFITS. For 12 months subsequent to the Date of Termination, the Corporation shall continue Benefit Plans and Fringe Benefits to the Executive and/or Executive's spouse and dependents. For COBRA purposes, the Date of Termination will be the qualifying event and the Corporation will pay 12 months of insurance premiums.

      7. FULL SETTLEMENT. The Corporation's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right which the Corporation may have against the Executive or others.

      8. CONFIDENTIAL INFORMATION. The Executive shall hold in a fiduciary capacity for the benefit of the Corporation all secret or confidential information, knowledge or data relating to the Corporation or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Executive during his employment by the Corporation or any of its affiliated companies and which shall not be public knowledge. After termination of the Executive's employment with the Corporation, he shall not, without the prior written consent of the Corporation, communicate or divulge any such information, knowledge or data to anyone other than the Corporation and those designated by it.

      9. COVENANT NOT TO COMPETE. In view of the fulfillment of Executive's obligations hereunder and (i) the unique and valuable services it is expected Executive will render to the Corporation, (ii) Executive's knowledge of the clients, trade secrets, and other proprietary information relating to the business of the Corporation and its customers and suppliers, and (iii) similar knowledge Executive has regarding the Corporation, and in consideration of the compensation to be received hereunder and as a condition to the performance by Corporation of its obligations under this Agreement, Executive agrees that if this Agreement is terminated due to Good Reason, Disability or for Without Cause that for the period through 12 months after the Date of Termination the Executive shall not directly or indirectly through any other person, firm or
Corporation:

      (i) compete with or be engaged in the same or similar business (as determined by the Corporation) or "participate" in any other business or organization which during such period competes with or is engaged in the same or similar business as the Corporation in any geographical area in which the Corporation conducts such business. The term "participate in" shall mean:
"directly or indirectly, for Executive's own benefit or for, with, or through any other person, firm, or corporation, own, manage, operate, control, loan money to, or participate in the ownership, management, operation, or control of, or be connected as a director, officer, employee, partner, consultant, agent, independent contractor, or otherwise with, or acquiesce in the use of Executive's name. Executive will not directly or indirectly reveal the name of, solicit or interfere with, or endeavor to entice away from the Corporation any of its customers or employees. Executive will not directly or indirectly employ any person who, at any time up to such cessation, was an employee of the Corporation, within a period of one year after such person leaves the employ of such Corporation. Executive agrees that the provisions of this Article 9 are necessary and reasonable to protect the Corporation in the conduct of its business. If any restriction contained in this Article 9 shall be deemed to be invalid, illegal, or unenforceable by reason of the extent, duration, or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope, or other provisions hereof, and in its reduced form such restriction shall then be enforceable in the manner contemplated hereby.

      9.1 BREACH. If Executive commits a breach of any of the provisions of this
Article 9, Corporation shall have the right and remedy to have such provisions specifically enforced by any court having equity
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jurisdiction. The foregoing right and remedy shall be in addition to any other remedy (including without limitation damages) to which Corporation may be entitled.

      10. SUCCESSORS.

      10.1 ASSIGNMENT BY EXECUTIVE. This Agreement is personal to the Executive and shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

      10.2 ASSIGNMENT BY CORPORATION. Notwithstanding anything in this Agreement, Executive agrees that this agreement may be assigned by the Corporation.

      11. MISCELLANEOUS.

      11.1 MODIFICATIONS. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This agreement may be modified only by a written instrument duly executed by each party.

      11.2 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

      11.3 NOTICE. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:


If to the Executive:

  see attachment
----------------------------

----------------------------

----------------------------
If to the Corporation:
President
Rainbow Technologies, Inc.
50 Technology
Irvine, CA  92618

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressees.

      11.4 EQUITABLE RELIEF. Since a breach of the provisions of this Agreement, particularly with respect to Article 9, could not adequately be compensated by money damages, the Corporation shall be entitled, in addition to any other right and remedy available to it, to an injunction restraining such breach or a threatened breach, and in either case no bond or other security shall be required in connection therewith, and Executive hereby consents to the issuance of such injunction.

      11.5 RELATIONSHIP OF PARTIES. Except for authority granted to Executive by the President in order to enable Executive to fulfill the obligations set forth in this Agreement, nothing contained in this Agreement shall authorize, empower, or constitute Executive the agent of the Corporation in any manner; authorize or empower Executive to assume or create any obligation or responsibility whatsoever, express or implied, on behalf of or in the name of the Corporation.
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      11.6 WAIVER. Any waiver by any party of a breach of any provision of this
Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be a waiver or deprive the party of the right hereunder to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing and signed by the waiving party.

      11.7 SEPARABILITY. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

      11.8 HEADINGS. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

      11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      11.10 WITHHOLDINGS. The Executive agrees that the Corporation shall withhold from any and all payments required to be made to Executive pursuant to this Agreement all federal, state, local and/or other taxes or contributions which the Corporation determines are required to be withheld in accordance with applicable statutes and/or regulations from time to time in effect provided, however, that such withholding shall be consistent with the calculations made by the Corporation.

      IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Corporation has caused these presents to be executed in its name on its behalf all as of the day and year first above written.

/s/ Wang Chan
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Wang Chan




ATTEST:


/s/ Walter Straub
-------------------------------------
Walter Straub
Rainbow Technologies, Inc.